UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2026
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2026, Designer Brands Inc. (the "Company") entered into a third amendment to its asset-based revolving Credit Agreement (the "Third Amendment") by and among the Company and certain subsidiaries of the Company from time to time, as U.S. Borrowers, Designer Brands Canada Inc. and other subsidiaries from time to time, as Canadian Borrowers (which are referred to, together with the U.S. Borrowers, as the "Borrowers"), other loan parties, including certain subsidiaries of the Company as U.S. Guarantors (together with the Borrowers, the "Loan Parties"), the lenders party thereto (the "Lenders"), and The Huntington National Bank, as Administrative Agent (the "Administrative Agent"). The Third Amendment amended that certain Credit Agreement dated as of March 30, 2022 by and among the Borrowers, the other Loan Parties, the Lenders, and the Administrative Agent (as previously amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given in the Third Amendment.

As previously disclosed by the Company on a Current Report on Form 8-K dated March 30, 2022 and a Form 8-K dated February 28, 2023, the Credit Agreement provides for an asset-based revolving facility (the "ABL Facility") in the maximum principal amount of $600 million, subject to an Aggregate Borrowing Base. The Third Amendment reduces the maximum commitment of the first-in-last-out term loan facility from up to $30 million to up to $29.5 million (the "FILO Facility," and together with the ABL Facility, the "Credit Facilities"), subject to an Aggregate FILO Borrowing Base. Once repaid, no portion of the FILO Facility may be reborrowed. The Third Amendment also extends the maturity date of the Credit Facilities from March 30, 2027 to the earlier of (1) February 27, 2031 and (2) the maturity date of the Company’s senior secured term loan credit agreement, dated June 23, 2023, and removes the term SOFR credit spread adjustment from the Credit Agreement with the interest rates applicable to each of the Credit Facilities otherwise remaining unchanged. The Third Amendment also provides for various customary fees to be paid by the Company in connection therewith. In connection with entering into the Third Amendment, the Company has agreed to comply with certain timelines in connection with the transitioning of its payment processing service provider.

The foregoing is intended only to be a summary of the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*
Third Amendment to Credit Agreement dated as of February 27, 2026 among Designer Brands Inc., Designer Brands Canada Inc., certain of domestic and Canadian subsidiaries as borrowers, other loan parties thereto, the lenders party thereto, The Huntington National Bank, as Administrative Agent, The Huntington National Bank, Bank of Montreal and Bank of America, N.A., as Joint Bookrunners and Joint Lead Arrangers, and PNC Bank, National Association, as Documentation Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Senior Vice President, General Counsel and Corporate Secretary

Date:	March 4, 2026